UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2014

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25137	91-1608052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue NE, Suite 1000 Bellevue, Washington		98004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 702-8808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Regulatory Update

As previously disclosed, on September 18, 2014, Concur Technologies, Inc., a Delaware corporation (“Concur”), SAP America, Inc., a Delaware corporation (“SAP”) and Congress Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of SAP (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, including the adoption of the Merger Agreement by Concur’s stockholders and clearances by relevant regulatory authorities, Merger Sub will merge with and into Concur and Concur will become a wholly-owned subsidiary of SAP.

On September 29, 2014, Concur and SAP filed notification and report forms with the Antitrust Division of the U.S. Department of Justice (“Justice Department”) and the U.S. Federal Trade Commission (“FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR Act”). On October 3, 2014, the Justice Department and FTC terminated the waiting period under the HSR Act.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed acquisition of Concur, Concur has filed a preliminary proxy statement with the SEC. Additionally, Concur and SAP intend to file with the SEC other relevant materials in connection with the Merger, including Concur’s definitive proxy statement. STOCKHOLDERS OF CONCUR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CONCUR’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Concur at https://www.concur.com/en-us/investors/contact.

SAP and its directors and executive officers, and Concur and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Concur common stock in respect of the proposed transaction. Information about the directors and executive officers of SAP is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 21, 2014. Information about the directors and executive officers of Concur is set forth in the proxy statement for Concur’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on January 30, 2014. Investors may obtain additional information regarding the interests of Concur’s directors and executive officers with respect to the proposed acquisition of Concur by reading the preliminary proxy statement that Concur filed with the SEC on October 2, 2014, and the definitive proxy statement that Concur intends to file with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

DATE: October 8, 2014	By:	/s/ Francis J. Pelzer V
Francis J. Pelzer V
Chief Financial Officer (principal financial officer and duly authorized officer)